UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): November 6, 2024
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GINKGO BIOWORKS HOLDINGS, INC.
(Exact name of registrant as specified in its charter)
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Delaware	001-40097	87-2652913
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
27 Drydock Avenue
8th Floor
Boston, MA 02210
(Address of principal executive offices, including zip code)
Registrant’s telephone number, including area code: (877) 422-5362
(Former name or former address, if changed since last report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.0001 per share	DNA	NYSE
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02. Results of Operations and Financial Condition.
On November 12, 2024, Ginkgo Bioworks Holdings, Inc. (the “Company”) issued a press release announcing its financial results for the third quarter ended September 30, 2024. A copy of the press release is furnished with this Current Report on Form 8-K as Exhibit 99.1.
Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Appointment of Director Dr. Sri Kosuri

On November 6, 2024, the Class B directors of the board of directors (the “Board”) of the Company appointed Dr. Sri Kosuri to the Board as a Class B director. His term will expire at the Company’s 2025 annual meeting of shareholders. The Board has not appointed Dr. Kosuri to any Board committees.

Dr. Kosuri is the chief executive officer of Octant Bio (“Octant”), a private, drug discovery company based in Emeryville, California. He was previously an associate professor at UCLA in the Chemistry and Biochemistry Department where his lab developed technologies in synthetic biology, genomics, and biochemistry.

Dr. Kosuri previously worked at the Wyss Institute at Harvard University, where he built numerous technologies in gene synthesis, DNA information storage, gene editing, and large-scale multiplexed assays. He helped build Gen9, a gene synthesis company later acquired by the Company in 2017, as a member of its scientific advisory board and helped start Joule Unlimited, an engineered algae-to-biofuel company. He is a Searle Scholar (2015), an NIH New Innovator (2014), and received his Doctor of Science in Biological Engineering at MIT and Bachelor of Science in Bioengineering at UC Berkeley.

Octant is a commercial partner of the Company and Jason Kelly, the Company’s chief executive officer, serves on Octant’s board of directors. Octant has a commercial contract with the Company pursuant to which the Company provides Reconfigurable Automation Carts (“RACs”) and associated software and support services to Octant. The Company expects to receive approximately $330,000 in revenue from Octant during the 2024 fiscal year pursuant to this contract.

In accordance with the Company’s Non-Employee Director Compensation Program, upon his appointment as a director, Dr. Kosuri received an option to purchase 91,151 shares of the Company’s Class A common stock and 24,067 restricted stock units. Additionally, Dr. Kosuri will be eligible to receive an annual retainer fee of $50,000 for his service on the Board and annual stock option and restricted stock unit awards in accordance with the Company’s Non-Employee Director Compensation Program.

Resignation of Director Dr. Arie Belldegrun

On November 7, 2024, Dr. Arie Belldegrun resigned from his position as a director of the Board. Dr. Belldegrun has served as a director of the Company since September 2021, including service on the compensation committee. The Company thanks him for his years of service and contributions as a member of its Board.

Item 9.01. Financial Statements and Exhibits.
(d)Exhibits.

Exhibit Number	Description

99.1	Press Release, issued by Ginkgo Bioworks Holdings, Inc. on November 12, 2024

104	Cover Page Interactive Data File (embedded within the Inline XBRL)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GINKGO BIOWORKS HOLDINGS, INC.

Date: November 12, 2024	By:	/s/ Mark Dmytruk
	Name:	Mark Dmytruk
	Title:	Chief Financial Officer